Exhibit 4.1
LINN ENERGY, LLC
AND
LINN ENERGY FINANCE CORP.
AND
THE GUARANTORS NAMED HEREIN
AND
U.S. BANK NATIONAL ASSOCIATION,
as Trustee

SECOND SUPPLEMENTAL INDENTURE
Dated as of March 16, 2011
to
Indenture
Dated as of May 18, 2009
11.75% Senior Notes due 2017

     THIS SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of March 16, 2011, is by and among Linn Energy, LLC, a Delaware limited liability company (the “Company”), Linn Energy Finance Corp., a Delaware corporation (“Finance Corp.” and, together with the Company, the “Issuers”), the Guarantors (as defined in the Indenture referred to herein), and U.S. Bank National Association, as trustee (the “Trustee”).
     WHEREAS, the Issuers, the Guarantors and the Trustee are parties to that certain Indenture dated as of May 18, 2009 (the “Original Indenture”), relating to the Company’s 11.75% Senior Notes due 2017 (the “Notes”), and the Original Indenture has been amended and supplemented by the First Supplemental Indenture thereto (the Original Indenture, as so amended and supplemented, being referred to herein as the “Indenture”);
     WHEREAS, $162,500,000 aggregate principal amount of Notes are currently outstanding;
     WHEREAS, Section 9.02 of the Indenture provides that, with the consent of the Holders of a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a tender offer for Notes), the Issuers, the Guarantors and the Trustee may enter into an indenture supplemental to the Indenture for the purpose of amending or supplementing the Indenture or the Notes (subject to certain exceptions);
     WHEREAS, the Issuers desire and have requested the Trustee to join with them and the Guarantors in entering into this Supplemental Indenture for the purpose of amending the Indenture and the Notes in certain respects as permitted by Section 9.02 of the Indenture;
     WHEREAS, the Company has been soliciting consents to this Supplemental Indenture upon the terms and subject to the conditions set forth in its Offer to Purchase and Consent Solicitation Statement dated February 28, 2011 and the related Consent and Letter of Transmittal (which together, including any amendments, modifications or supplements thereto, constitute the “Tender Offer”);
     WHEREAS, (1) the Company has received the consent of the Holders of a majority in principal amount of the outstanding Notes, all as certified by an Officers’ Certificate delivered to the Trustee simultaneously with the execution and delivery of this Supplemental Indenture, (2) the Company has delivered to the Trustee simultaneously with the execution and delivery of this Supplemental Indenture an Officer’s Certificate and Opinion of Counsel relating to this Supplemental Indenture as contemplated by Section 9.06 of the Indenture and (3) the Issuers and the Guarantors have satisfied all other conditions required under Article 9 of the Indenture to enable the Issuers, the Guarantors and the Trustee to enter into this Supplemental Indenture.
     NOW, THEREFORE, in consideration of the above premises, each party hereby agrees, for the benefit of the others and for the equal and ratable benefit of the Holders of the Notes, as follows:
ARTICLE I
AMENDMENTS TO INDENTURE AND NOTES
     Section 1.1 Amendments to Articles 3, 4, 5 and 6. The Indenture is hereby amended by deleting the following provisions of the Indenture and all references and definitions related thereto in their entirety:
     Section 3.09 (Offer to Purchase by Application of Excess Proceeds);
     Section 4.03 (Reports), except as required by Section 314(a) of the TIA;
     Section 4.04(b) (Compliance Certificate);
     Section 4.05 (Taxes);
     Section 4.06 (Stay, Extension and Usury Laws);
     Section 4.07 (Limitation on Restricted Payments);
     Section 4.08 (Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries);
     Section 4.09 (Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock);
     Section 4.10 (Limitation on Asset Sales);
     Section 4.11 (Limitation on Transactions with Affiliates);
     Section 4.12 (Limitation on Liens);
     Section 4.13 (Additional Subsidiary Guarantees);

     Section 4.15 (Offer to Repurchase Upon Change of Control);
     Section 4.16 (No Partial Inducements);
     Section 4.17 (Limitation on Finance Corp. Activities);
     Section 4.18 (Designation of Restricted and Unrestricted Subsidiaries);
Section 5.01(c) and (d) (Merger, Consolidation, or Sale of Assets); and
     Section 6.01(f) and (g) (Events of Default).
     Section 1.2 Amendments to Notes. The Notes are hereby amended to delete all provisions inconsistent with the amendments to the Indenture effected by this Supplemental Indenture.
ARTICLE II
MISCELLANEOUS PROVISIONS
     Section 2.1 Defined Terms. For all purposes of this Supplemental Indenture, except as otherwise defined or unless the context otherwise requires, terms used in capitalized form in this Supplemental Indenture and defined in the Indenture have the meanings specified in the Indenture.
     Section 2.2 Indenture. Except as amended hereby, the Indenture and the Notes are in all respects ratified and confirmed and all the terms shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered under the Indenture shall be bound hereby and all terms and conditions of both shall be read together as though they constitute a single instrument, except that in the case of conflict the provisions of this Supplemental Indenture shall control.
     Section 2.3 Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
     Section 2.4 Successors. All agreements of the Issuers and the Guarantors in this Supplemental Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.
     Section 2.5 Duplicate Originals. All parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement. It is the express intent of the parties to be bound by the exchange of signatures on this Supplemental Indenture via telecopy or other form of electronic transmission.
     Section 2.6 Severability. In case any one or more of the provisions in this Supplemental Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.
     Section 2.7 Trustee Disclaimer. The Trustee accepts the amendments of the Indenture effected by this Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby amended, but on the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture as hereby amended, and without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Issuers and the Guarantors, and the Trustee makes no representation with respect to any such matters. Additionally, the Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.
     Section 2.8 Effectiveness. The provisions of this Supplemental Indenture shall be effective only upon execution and delivery of this instrument by the parties hereto.

     Section 2.9 Endorsement and Change of Form of Notes. Any Notes authenticated and delivered after the close of business on the date that this Supplemental Indenture becomes operative in substitution for Notes then outstanding and all Notes presented or delivered to the Trustee on and after that date for such purpose shall be stamped, imprinted or otherwise legended by the Company, with a notation as follows:
“Effective as of March 16, 2011, certain restrictive covenants of the Company and certain Events of Default have been eliminated or limited, as provided in the Second Supplemental Indenture, dated as of March 16, 2011. Reference is hereby made to such Second Supplemental Indenture, copies of which are on file with the Trustee, for a description of the amendments made therein.”
     Section 2.10 Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.
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     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year written above.

Issuers: LINN ENERGY, LLC
By:	/s/ KOLJA ROCKOV
	Name:	Kolja Rockov
	Title:	Executive Vice President and Chief Financial Officer

LINN ENERGY FINANCE CORP.
By:	/s/ KOLJA ROCKOV
	Name:	Kolja Rockov
	Title:	Executive Vice President and Chief Financial Officer

Signature Page to Second Supplemental Indenture

Guarantors:

LINN OPERATING, INC.

LINN ENERGY HOLDINGS, LLC

MID-CONTINENT HOLDINGS I, LLC

MID-CONTINENT HOLDINGS II, LLC

MID-CONTINENT I, LLC

LINN GAS MARKETING, LLC

MID-CONTINENT II, LLC

LINN EXPLORATION MID-CONTINENT, LLC

LINN EXPLORATION & PRODUCTION MICHIGAN MIDSTREAM LLC

LINN EXPLORATION & PRODUCTION MICHIGAN LLC

LINN GAS PROCESSING MI LLC

LINN MIDWEST ENERGY LLC

By:	/s/ KOLJA ROCKOV
	Name:	Kolja Rockov
	Title:	Executive Vice President and Chief Financial Officer

Signature Page to Second Supplemental Indenture

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:	/s/ STEVEN FINKLEA
	Name:	Steven Finklea
	Title:	Vice President

Signature Page to Second Supplemental Indenture